Exhibit 10.4

AMENDMENT NO. 2

TO

TERM LOAN CREDIT AGREEMENT

This AMENDMENT NO. 2 TO TERM LOAN CREDIT AGREEMENT (this “Amendment”), dated as of the 17th day of November, 2015, among HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership (the “Borrower”), each of the financial institutions a signatory hereto (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower, each of the Lenders, the Administrative Agent, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner and Smith Incorporated, and Goldman Sachs Bank USA, Inc., as lead arrangers, have entered into that certain Term Loan Credit Agreement, dated as of March 31, 2015 as amended by that certain Amendment No. 1 to Term Loan Credit Agreement, dated as of the 9th day of October, 2015, among the Borrower and the Administrative Agent (collectively, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders and the Borrower amend the Credit Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

2. AMENDMENT TO THE CREDIT AGREEMENT.

2.1 Amendment to Section 1.1. Section 1.1 of the Credit Agreement shall be amended by deleting the definition of “Capitalization Rate” and adding the following new definition of “Capitalization Rate” in lieu thereof:

“Capitalization Rate” means, as applicable, (i) eight and one half percent (8.50%) for Studio Properties and (ii) six percent (6.00%) for Office Properties or any other Properties.”

2.2 Amendment to Section 1.1. Section 1.1 of the Credit Agreement shall be amended by deleting the definition of “Capital Reserves” and adding the following new definition of “Capital Reserves” in lieu thereof:

“Capital Reserves” means, for any period and with respect to a Property, an amount equal to (a) $0.25 per square foot for Office Properties or any other Properties other than Studio

Properties or (b) $0.40 per square foot for Studio Properties multiplied by a fraction, the numerator of which is the number of days in such period and the denominator of which is three hundred sixty-five (365). If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of Hudson REIT and its Subsidiaries on a consolidated basis and Hudson REIT’s Ownership Share of all Properties of all Unconsolidated Affiliates.

2.3 Amendment to Section 8.2. Section 8.2 of the Credit Agreement shall be amended by deleting such Section in its entirety and substituting the following new Section 8.2 in lieu thereof:

“Section 8.2 Compliance with Applicable Law.

The Borrower shall comply, and shall cause each other Loan Party and each other Subsidiary to comply, with all Applicable Law, including the obtaining of all Governmental Approvals, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.”

2.4 Amendment to Section 10.1. Clause (f) of Section 10.1 of the Credit Agreement [Ratio of Secured Recourse Indebtedness to Total Asset Value] shall be deleted in its entirety and replaced with “Intentionally Omitted”.

2.5 Amendment to Section 11.1. Clause (l)(ii) of Section 11.1 of the Credit Agreement shall be amended by deleting such Section in its entirety and substituting the following new clause (l)(ii) in lieu thereof:

(ii) During any period of twelve (12) consecutive months ending after the Effective Date, individuals who at the beginning of any such twelve-month period constituted the Board of Directors of Hudson REIT (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Hudson REIT was approved by a vote of at least fifty percent (50.0%) of the total voting power of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least fifty percent (50.0%) of the total voting power of the Board of Directors of the Borrower then in office.

2.6 Amendment to Schedules. Schedules 1.1(e) (Ground Leases With Remaining Terms of Less Than 30 Years) and 1.1(f) (Ground Leases Subject To Consent) to the Credit Agreement shall be amended by deleting such schedules in their entirety and by substituting Schedule 1.1(e) and Schedule 1.1(f) attached hereto in lieu thereof.

3. REPRESENTATIONS AND WARRANTIES.

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

3.1 The Amendment. This Amendment has been duly and validly executed by an authorized officer of the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

3.2 Credit Agreement. The Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and remain the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. The Borrower hereby ratifies and confirms the Credit Agreement (as amended hereby) and the other Loan Documents.

3.3 Claims and Defenses. As of the date of this Amendment, the Borrower has no defenses, claims, counterclaims or setoffs with respect to the Credit Agreement (as amended hereby) or any other Loan Document or its Obligations thereunder or with respect to any actions of the Administrative Agent, any Lender or any of their respective officers, directors, shareholders, employees, agents or attorneys, and the Borrower irrevocably and absolutely waives any such defenses, claims, counterclaims and setoffs and release the Administrative Agent, any Lender and each of their respective officers, directors, shareholders, employees, agents and attorneys from the same.

3.4 No Default. After giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof.

3.5 Credit Agreement Representations and Warranties. After giving effect to this Amendment, all representations and warranties of the Borrower contained in the Credit Agreement (as amended hereby) or in any other Loan Documents are true and correct as of the date hereof (as though made on and as of the date hereof), except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are true and correct as of the date when made.

4. REAFFIRMATION.

The Borrower hereby acknowledges and agrees that the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of the Borrower under the Credit Agreement or under any of the other Loan Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations incurred under the Loan Documents, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects.

5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AMENDMENT.

In addition to all of the other conditions and agreements set forth herein, the effectiveness of this Amendment is subject to each of the following conditions precedent:

5.1 Amendment No. 2 to Credit Agreement. The Administrative Agent shall have received an original counterpart of this Amendment, executed and delivered by a duly authorized officer of the Borrower.

6. MISCELLANEOUS.

6.1 Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of New York, without regard to principles of conflict of law.

6.2 Severability. Each provision of this Amendment shall be interpreted in such manner as to be valid under applicable law, but if any provision hereof shall be invalid under applicable law, such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

6.3 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart hereof by facsimile shall be effective as manual delivery of such counterpart; provided, however, that, each party hereto will promptly thereafter deliver counterpart originals of such counterpart facsimiles delivered by or on behalf of such party.

6.4 Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement, nor (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any other documentation executed in connection therewith. Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Event of Default under the Credit Agreement, as amended by this Amendment.

6.5 Reference to and Effect on the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby. This Amendment is a Loan Document for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the date first above written.

BORROWER:

HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership

By:	Hudson Pacific Properties, Inc.
a Maryland corporation, its general partner

	By:	/s/ Mark T. Lammas
	Name:	Mark T. Lammas
	Title:	Chief Financial Officer

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin A. Stacker
	Name:	Kevin A. Stacker
	Title:	Senior Vice President

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Kevin A. Stacker
	Name:	Kevin A. Stacker
	Title:	Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ Helen Chan
	Name:	Helen Chan
	Title:	Vice President

RATIFICATION AND AFFIRMATION OF GUARANTORS

As of the date hereof, the undersigned Guarantor hereby expressly (a) acknowledges the terms of this Amendment, (b) ratifies and affirms its obligations under the Guaranty dated as of March 31, 2015, to which it is a party (the “Guaranty Agreement”), (c) acknowledges, renews and extends its continued liability under the Guaranty Agreement and agrees that the Guaranty Agreement remains in full force and effect notwithstanding the matters contained herein and (d) represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, after giving effect to the terms of this Amendment, all representations and warranties of the Guarantor under the Guaranty Agreement are true and correct as of the date hereof (as though made on and as of the date hereof), except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties are true and correct as of the date when made.

Dated as of November 17, 2015.

HUDSON PACIFIC PROPERTIES, INC., a Maryland corporation

By:	/s/ Kay L. Tidwell
Name:	Kay L. Tidwell
Title:	Secretary

Schedule 1.1(e)

Ground Leases With Remaining Terms of Less Than 30 Years

1.	3400 Hillview (3400 Hillview Avenue, Palo Alto, CA 94304)

2.	Foothill Research Center (4001, 4005, 4009 & 4015 Miranda Avenue, Palo Alto, CA 94304)

3.	Lockheed (3176 Porter Drive, Palo Alto, CA 94304)

4.	Page Mill Center (1500, 1510, 1520 & 1530 Page Mill Road, Palo Alto, CA 94304)

5.	Palo Alto Square (3000 El Camino Real, Palo Alto, CA 94306)

Schedule 1.1(f)

Ground Leases Subject To Consent

1. 3400 Hillview (3400 Hillview Avenue, Palo Alto, CA 94304)

2. Foothill Research Center (4001, 4005, 4009 & 4015 Miranda Avenue, Palo Alto, CA 94304)

3. Lockheed (3176 Porter Drive, Palo Alto, CA 94304)

4. Page Mill Center (1500, 1510, 1520 & 1530 Page Mill Road, Palo Alto, CA 94304)

5. Metro Center (919, 939, 977 & 989 East Hillsdale Blvd. and 950 Tower Lane, Foster City, CA 94404)

6. Clocktower Square (600, 620, 630 & 660 Hansen Way, Palo Alto, CA 94304)

7. Palo Alto Square (3000 El Camino Real, Palo Alto, CA 94306)

8. 222 Kearny and 180 Sutter Street (220-222 Kearny Street, San Francisco, CA 94108 and 180 Sutter Street, San Francisco, CA 94104)

9. Techmart Commerce Center (5201 Great America Parkway, Santa Clara, CA 95054)